Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-239093, 333-263121, 333-265233, 333-270227, 333-277876, 333-281383, and 333-285725) on Form S-8 of Vroom, Inc. of our reports dated March 26, 2026, relating to the consolidated financial statements of Vroom, Inc., appearing in this Annual Report on Form 10-K of Vroom, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Los Angeles, California

March 26, 2026